UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

VYNE THERAPEUTICS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

July 19, 2022

Dear Stockholders,

According to our latest records, we have not received your voting instructions for the Annual Meeting of Stockholders of VYNE Therapeutics Inc., to be held on August 10, 2022. Your vote is extremely important, no matter how many shares you hold.

For the reasons set forth in the proxy statement, the Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement; FOR the ratification of the appointment of Baker Tilly US, LLP as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement; FOR the approval and adoption of the Reverse Stock Split Amendment, as described in Proposal No. 3 of the Proxy Statement; and FOR the approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are insufficient votes to adopt Proposal 3, as described in Proposal 4 of the Proxy Statement.

If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (800) 901-0068. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

David Domzalski
President and Chief Executive Officer

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